CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com
InvenTrust Properties Corp. Reports 2024 Fourth Quarter and Full Year Results
DOWNERS GROVE, IL – February 11, 2025 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2024 and provided initial guidance for 2025. For the three months ended December 31, 2024 and 2023, the Company reported Net Income of $9.8 million, or $0.13 per diluted share, compared to Net Income of $2.9 million, or $0.04 per diluted share, respectively. For the years ended December 31, 2024 and 2023, the Company reported Net Income of $13.7 million, or $0.19 per diluted share, compared to Net Income of $5.3 million, or $0.08 per diluted share, respectively.
Fourth Quarter and Full Year 2024 Highlights:
•Nareit FFO for the fourth quarter of $0.45 per diluted share, and $1.78 per diluted share for the full year
•Core FFO for the fourth quarter of $0.43 per diluted share, and $1.73 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 7.1% for the fourth quarter and 5.0% for the full year
•Leased Occupancy as of December 31, 2024 of 97.4%, a fourth quarter sequential increase of 40 basis points and a full year increase of 120 basis points
•Executed 52 leases in the fourth quarter, totaling approximately 232,000 square feet of GLA, of which 189,000 was executed at a blended comparable lease spread of 15.5%, and 210 leases for the full year, totaling approximately 1,323,000 square feet of GLA, of which 1,087,000 was executed at a blended comparable lease spread of 11.3%
•Raised $7.8 million of net proceeds under the at-the-market equity offering program (the “ATM Program”) during the fourth quarter
•Acquired four properties in the fourth quarter, totaling approximately 614,000 square feet, including two properties totaling 214,000 square feet in the Charleston, South Carolina market
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2025

”InvenTrust's strong fourth-quarter and full-year performance reflects our continued focus on operational excellence and strategic growth," said DJ Busch, President and CEO of InvenTrust. "Our impressive Same Property NOI growth, all-time high leased occupancy, and solid leasing spreads underscore the quality of our portfolio and our ability to drive long-term value. We believe our disciplined acquisition approach in key Sun Belt markets positions us for sustained success in 2025 and beyond. Additionally, the Board’s decision to increase our dividend by 5% for 2025 demonstrates confidence in our strategy and commitment to shareholder returns. We look forward to building on this momentum in the years ahead.”

NET INCOME
•Net Income for the three months ended December 31, 2024 was $9.8 million, or $0.13 per diluted share, compared to $2.9 million, or $0.04 per diluted share, for the same period in 2023.
•Net Income for the year ended December 31, 2024 was $13.7 million, or $0.19 per diluted share, compared to $5.3 million, or $0.08 per diluted share, for the same period in 2023.

1 - Earnings Release - Quarter and Full Year Ended December 31, 2024

NAREIT FFO
•Nareit FFO for the three months ended December 31, 2024 was $34.9 million, or $0.45 per diluted share, as compared to $30.8 million, or $0.45 per diluted share, for the same period in 2023.
•Nareit FFO for the year ended December 31, 2024 was $126.7 million, or $1.78 per diluted share, as compared to $115.5 million, or $1.70 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended December 31, 2024 was $33.5 million, or $0.43 per diluted share, compared to $27.8 million, or $0.41 per diluted share, for the same period in 2023.
•Core FFO for the year ended December 31, 2024 was $122.8 million, or $1.73 per diluted share, compared to $111.9 million, or $1.65 per diluted share, for the same period in 2023.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2024 was $45.9 million, a 7.1% increase, compared to the same period in 2023.
•Same Property NOI for the year ended December 31, 2024 was $162.6 million, a 5.0% increase, compared to the same period in 2023.
DIVIDEND
•For the quarter ending December 31, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on January 15, 2025.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $0.9508 will be reflected in the next quarterly dividend of $0.2377 expected to be paid in April 2025.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2024, the Company’s Leased Occupancy was 97.4%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.8% and Small Shop Leased Occupancy was 93.3%. Anchor Leased Occupancy remained at an all-time high and Small Shop Leased Occupancy increased by 130 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $6.3 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 15.5% and 11.3%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2024 was $20.07, an increase of 3.0% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.86 and Small Shop ABR PSF was $33.39 for the fourth quarter.
•During the fourth quarter, the Company funded four acquisitions using cash on hand:
◦Stonehenge Village in Midlothian, VA for a gross acquisition price of $62.1 million. The 214,000 square foot community center is 100% occupied and is anchored by Wegmans.
◦The Forum in Fort Myers, FL for a gross acquisition price of $41.4 million. The 186,000 square foot power center is 96.1% occupied and is shadow anchored by Target.
◦Market at Mill Creek in Mount Pleasant, SC for a gross acquisition price of $27.3 million. The 80,000 square foot neighborhood center is 100% occupied and is anchored by Lowes Foods.
◦Nexton Square in Summerville, SC, for a gross acquisition price of $54.7 million. The 134,000 square foot lifestyle center is 96.9% occupied.

2 - Earnings Release - Quarter and Full Year Ended December 31, 2024

LIQUIDITY AND CAPITAL STRUCTURE
•During the three months ended December 31, 2024, the Company raised $7.8 million of net proceeds, after $0.1 million in commissions, under the ATM Program, through the issuance of 254,082 shares of common stock at a weighted average price of $30.96 per share.
•On October 23, 2024, the Company entered into a third amendment to the Amended Revolving Credit Agreement, which provides for, among other things, an increase in the revolving commitments thereunder from $350.0 million to $500.0 million and an extension of the maturity date to January 15, 2029, with one six-month extension option.
•InvenTrust had $587.4 million of total liquidity, as of December 31, 2024 comprised of $87.4 million of cash and cash equivalents and $500.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $35.9 million of debt maturing in 2025 and $200.0 million of debt maturing in 2026.
•The Company's weighted average interest rate on its debt as of December 31, 2024 was 4.03% and the weighted average remaining term was 3.3 years.

3 - Earnings Release - Quarter and Full Year Ended December 31, 2024

FULL YEAR 2025 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2025 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2025 Guidance(1)(2)			2024 Actual
Net Income per diluted share	$0.27	—	$0.33	$0.19
Nareit FFO per diluted share	$1.83	—	$1.89	$1.78
Core FFO per diluted share (3)	$1.79	—	$1.83	$1.73
Same Property NOI (“SPNOI”) Growth	3.50%	—	4.50%	5.0%
General and administrative	$34,250	—	$35,750	$33,172
Interest expense, net (4)	$31,000	—	$31,500	$34,697
Net investment activity (5)	~ $100,000			$213,518
(1)The Company’s initial 2025 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s initial 2025 guidance includes an expectation of uncollectibility, reflected as 75-100 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $2.4 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing, the Company's initial 2025 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2025 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.27	$0.33
Depreciation and amortization of real estate assets	1.56	1.56
Nareit FFO per diluted share	1.83	1.89
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.05)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.04	0.04
Core FFO per diluted share	$1.79	$1.83
This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

CONFERENCE CALL INFORMATION
Date:                Wednesday, February 12, 2025
Time:                10:00 a.m. ET
Dial-in:                 (833) 470-1428    / Access Code: 625026
Webcast & Replay Link:     https://events.q4inc.com/attendee/413285106
Webcast Archive:        https://www.inventrustproperties.com/investor-relations/

A webcast replay will be available shortly after the conclusion of the earnings call using the webcast link above.

4 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Definitions
NON-GAAP FINANCIAL MEASURES
This Press Release includes certain financial measures and other terms that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments (“GAAP Rent Adjustments”). The Company bifurcates NOI into Same Property NOI and NOI from other investment properties based on whether the retail properties meet the Company’s Same Property criteria. NOI from other investment properties includes adjustments for the Company’s captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company’s unconsolidated joint venture reflect the Company’s proportionate share of the joint venture's Nareit FFO and Core FFO on the same basis.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA) and ADJUSTED EBITDA
The Company’s non-GAAP measure of EBITDA is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization. Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's on-going operating performance. Adjustments for the Company’s unconsolidated joint venture reflect the Company’s proportionate share of the joint venture's EBITDA and Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.
FORMER JOINT VENTURE
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.

5 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Financial Statements
Consolidated Balance Sheets
In thousands, except share amounts

	As of December 31
	2024	2023
Assets	(unaudited)
Investment properties
Land	$712,827	$694,668
Building and other improvements	2,116,092	1,956,117
Construction in progress	9,951	5,889
Total	2,838,870	2,656,674
Less accumulated depreciation	(511,969)	(461,352)
Net investment properties	2,326,901	2,195,322
Cash, cash equivalents and restricted cash	91,221	99,763
Intangible assets, net	137,420	114,485
Accounts and rents receivable	36,131	35,353
Deferred costs and other assets, net	44,277	42,408
Total assets	$2,635,950	$2,487,331

Liabilities
Debt, net	$740,415	$814,568
Accounts payable and accrued expenses	46,418	44,583
Distributions payable	17,512	14,594
Intangible liabilities, net	42,897	30,344
Other liabilities	28,703	29,198
Total liabilities	875,945	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,450,794 shares issued and outstanding as of December 31, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	77	68
Additional paid-in capital	5,730,367	5,468,728
Distributions in excess of accumulated net income	(3,984,865)	(3,932,826)
Accumulated comprehensive income	14,426	18,074
Total stockholders' equity	1,760,005	1,554,044
Total liabilities and stockholders' equity	$2,635,950	$2,487,331

6 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Financial Statements
Consolidated Statements of Operations and Comprehensive Income (Loss)
In thousands, except share and per share amounts, unaudited

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Income
Lease income, net	$70,759	$64,332	$272,440	$257,146
Other property income	473	390	1,534	1,450
Other fee income	—	—	—	80
Total income	71,232	64,722	273,974	258,676

Operating expenses
Depreciation and amortization	28,856	28,091	113,948	113,430
Property operating	12,376	11,776	43,413	42,832
Real estate taxes	9,209	7,448	36,441	34,809
General and administrative	8,404	8,408	33,172	31,797
Total operating expenses	58,845	55,723	226,974	222,868

Other (expense) income
Interest expense, net	(8,356)	(9,697)	(37,100)	(38,138)
Loss on extinguishment of debt	—	(15)	—	(15)
Impairment of real estate assets	—	—	(3,854)	—
Gain on sale of investment properties, net	3,523	—	3,857	2,691
Equity in losses of unconsolidated entities	—	(110)	—	(557)
Other income and expense, net	2,245	3,713	3,755	5,480
Total other (expense) income, net	(2,588)	(6,109)	(33,342)	(30,539)

Net income	$9,799	$2,890	$13,658	$5,269

Weighted-average common shares outstanding, basic	77,222,248	67,563,908	70,394,448	67,531,898
Weighted-average common shares outstanding, diluted	78,014,472	68,090,912	71,010,568	67,813,180

Net income per common share - basic	$0.13	$0.04	$0.19	$0.08
Net income per common share - diluted	$0.13	$0.04	$0.19	$0.08

Comprehensive income (loss)
Net income	$9,799	$2,890	$13,658	$5,269
Unrealized gain (loss) on derivatives	6,459	(7,268)	9,019	6,228
Reclassification to net income	(2,721)	(3,786)	(12,667)	(14,875)
Comprehensive income (loss)	$13,537	$(8,164)	$10,010	$(3,378)

7 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Reconciliation of Non-GAAP Measures In thousands

Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Income
Minimum base rent	$42,591	$40,817	$152,502	$148,304
Real estate tax recoveries	8,223	6,615	29,463	28,184
Common area maintenance, insurance, and other recoveries	8,098	8,245	28,788	27,799
Ground rent income	4,563	4,520	14,674	14,760
Short-term and other lease income	1,845	1,799	4,496	4,323
Provision for uncollectible billed rent and recoveries	(234)	(704)	(266)	(1,046)
Other property income	440	381	1,305	1,241
Total income	65,526	61,673	230,962	223,565

Operating Expenses
Property operating	10,831	11,718	36,426	37,736
Real estate taxes	8,817	7,138	31,981	30,981
Total operating expenses	19,648	18,856	68,407	68,717

Same Property NOI	$45,878	$42,817	$162,555	$154,848

Net Income to Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(2,245)	(3,713)	(3,755)	(5,480)
Equity in losses of unconsolidated entities	—	110	—	557
Interest expense, net	8,356	9,697	37,100	38,138
Loss on extinguishment of debt	—	15	—	15
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Impairment of real estate assets	—	—	3,854	—
Depreciation and amortization	28,856	28,091	113,948	113,430
General and administrative	8,404	8,408	33,172	31,797
Other fee income	—	—	—	(80)
Adjustments to NOI (a)	(1,492)	(1,500)	(7,548)	(7,528)
NOI	48,155	43,998	186,572	173,427
NOI from other investment properties	(2,277)	(1,181)	(24,017)	(18,579)
Same Property NOI	$45,878	$42,817	$162,555	$154,848
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

8 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Reconciliation of Non-GAAP Measures, continued In thousands, except share and per share amounts
Nareit FFO and Core FFO

The following table presents a reconciliation of Net Income to Nareit FFO and Core FFO Attributable to Common Shares and Dilutive Securities, and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Depreciation and amortization of real estate assets	28,616	27,864	113,055	112,578
Impairment of real estate assets	—	—	3,854	—
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Unconsolidated joint venture adjustments (a)	—	—	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	34,892	30,754	126,710	115,498
Amortization of market lease intangibles and inducements, net	(740)	(626)	(2,804)	(3,343)
Straight-line rent adjustments, net	(748)	(857)	(3,400)	(3,349)
Amortization of debt discounts and financing costs	661	827	2,403	4,113
Depreciation and amortization of corporate assets	240	227	893	852
Non-operating income and expense, net (b)	(758)	(2,612)	(1,033)	(1,821)
Unconsolidated joint venture adjusting items, net (c)	—	80	—	(92)
Core FFO Applicable to Common Shares and Dilutive Securities	$33,547	$27,793	$122,769	$111,858

Weighted average common shares outstanding - basic	77,222,248	67,563,908	70,394,448	67,531,898
Dilutive effect of unvested restricted shares (d)	792,224	527,004	616,120	281,282
Weighted average common shares outstanding - diluted	78,014,472	68,090,912	71,010,568	67,813,180

Net income per diluted share	$0.13	$0.04	$0.19	$0.08
Nareit FFO per diluted share	$0.45	$0.45	$1.78	$1.70
Core FFO per diluted share	$0.43	$0.41	$1.73	$1.65
(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

9 - Earnings Release - Quarter and Full Year Ended December 31, 2024

Reconciliation of Non-GAAP Measures, continued In thousands
EBITDA and Adjusted EBITDA

The following table presents a reconciliation of Net Income to EBITDA and Adjusted EBITDA, and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Interest expense, net	8,356	9,697	37,100	38,138
Income tax expense	140	129	543	517
Depreciation and amortization	28,856	28,091	113,948	113,430
Unconsolidated joint venture adjustments (a)	—	—	—	417
EBITDA	47,151	40,807	165,249	157,771
Impairment of real estate assets	—	—	3,854	—
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Amortization of market-lease intangibles and inducements, net	(740)	(626)	(2,804)	(3,343)
Straight-line rent adjustments, net	(748)	(857)	(3,400)	(3,349)
Non-operating income and expense, net (b)	(758)	(2,612)	(1,033)	(1,821)
Unconsolidated joint venture adjusting items, net (c)	—	80	—	(108)
Adjusted EBITDA	$41,382	$36,792	$158,009	$146,459
(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of December 31
	2024	2023
Net Debt:
Outstanding Debt, net	$740,415	$814,568
Less: Cash and cash equivalents	(87,395)	(96,385)
Net Debt	$653,020	$718,183

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$653,020	$718,183
Adjusted EBITDA	158,009	146,459
Net Debt-to-Adjusted EBITDA	4.1x	4.9x

10 - Earnings Release - Quarter and Full Year Ended December 31, 2024

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under GAAP. The information provided in this press release is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2024. IVT may, but assumes no obligation to, update information in this press release.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

11 - Earnings Release - Quarter and Full Year Ended December 31, 2024